Exhibit 10.3

COPY

PROMISSORY NOTE

$400,000.00	February 22, 2008
Chalfont, Pennsylvania

FOR VALUE RECEIVED, the undersigned, ClearPoint Resources, Inc. (the “Borrower”), hereby promises to pay to, or to the order of, Michael Traina (“Traina”), the principal sum of Four Hundred Thousand U.S. Dollars ($400,000.00) (the “Principal Amount”), together with interest at the rate and at such time as set forth below, all upon and subject to the terms and conditions set forth herein.

1. Principal and Interest Payments. Unless this Promissory Note is prepaid pursuant to Section 2 hereof, the Principal Amount, along with any and all accrued interest thereon, shall be due and payable on February 22, 2009 (the “Maturity Date”). Notwithstanding the prior sentence, there shall be no repayment of the Principal Amount or any interest thereon if such repayment (a) violates Section 3 below, or (b) would result in a violation of any covenants in, or a default under, any credit agreements to which Borrower or its parent company are a party. All sums outstanding from time to time hereunder shall bear interest until the date paid at the rate of six percent (6%) per annum. Interest shall accrue and be paid quarterly at the applicable rate on the basis of a 360-day year and the actual number of days elapsed.

2. Prepayment. The Borrower shall have the right to prepay from time to time without premium or penalty.

3. Subordination. Traina hereby agrees that the payment of this Promissory Note is hereby expressly made subordinate and junior in right of payment to the prior payment of any and all amounts due and owing to Manufacturers and Traders Trust Company (“M&T”) pursuant to the Credit Agreement, dated as of February 23, 2007, by and between M&T and ClearPoint Business Resources, Inc., as amended.

4. Events of Default.

a. Definitions. Except as provided in Sections 1(a) or (b), failure to pay the Principal Amount and interest due thereon on the Maturity Date shall constitute an “Event of Default”.

b. Remedies on Default. Upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default, without any further notice, demand, presentment, notice of protest or other action, at the election of Traina, this Promissory Note shall be immediately due, payable and collectible by Traina, both as to Principal Amount and interest (including, but not limited to, any deferred interest and any accrued and unpaid interest).

5. Amendment. This Promissory Note shall not be modified or amended other than by a written agreement signed by the Borrower and Traina.

6. Severability. Should any part, but not the whole, of this Promissory Note for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Promissory Note had been executed with the invalid portion thereof eliminated.

7. Collection Costs. In the event of any action at law or suit in equity with respect to this Promissory Note, the Borrower, in addition to all other sums which it may be required to pay hereunder, shall pay the reasonable attorneys’ fees and costs incurred by Traina in connection with such action or suit and all other costs of collection.

8. Successors and Assigns. This Promissory Note shall be binding upon and inure to the benefit of the Borrower’s successors and assigns and each of Traina’s heirs, executors or administrators. Neither party shall be permitted to assign this Promissory Note, or the right to receive payment hereunder, without the prior written consent of the other party hereto.

9. Governing Law; Consent to Jurisdiction. This Promissory Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania. The Borrower agrees that any suit for the enforcement of this Promissory Note may be brought in the courts of the Commonwealth of Pennsylvania or any federal court sitting therein and the Borrower consents to the exclusive jurisdiction of such court.

IN WITNESS WHEREOF, the undersigned Borrower has executed this Promissory Note as of the day and year first above written.

CLEARPOINT RESOURCES, INC.

By:	/s/ Kurt Braun
Kurt Braun
Chief Financial Officer

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